                                                                     Exhibit 3.1


                             AMENDED AND RESTATED
                                    BYLAWS

                                      of

                          RENTAL SERVICE CORPORATION

                               TABLE OF CONTENTS



                             AMENDED AND RESTATED
                                    BYLAWS

                                      of

                          RENTAL SERVICE CORPORATION
                            a Delaware Corporation

                                                                          Page
                                                                          ----


ARTICLE I - OFFICES....................................................     1

     Section 1.01   REGISTERED OFFICE..................................     1
     Section 1.02   PRINCIPAL OFFICE...................................     1
     Section 1.03   OTHER OFFICES......................................     1

ARTICLE II - MEETING OF STOCKHOLDERS...................................     1

     Section 2.01   ANNUAL MEETINGS....................................     1
     Section 2.02   SPECIAL MEETINGS...................................     1
     Section 2.03   PLACE OF MEETINGS..................................     2
     Section 2.04   NOTICE OF MEETINGS.................................     2
     Section 2.05   QUORUM.............................................     2
     Section 2.06   VOTING.............................................     2
     Section 2.07   LIST OF STOCKHOLDERS...............................     3
     Section 2.08   INSPECTOR OF ELECTION..............................     3
     Section 2.09   NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.....     3
     Section 2.10   STOCKHOLDER ACTION WITHOUT MEETINGS................     6
     Section 2.11   CONSENTS TO CORPORATE ACTION.......................     6

ARTICLE III - BOARD OF DIRECTORS.......................................     8

     Section 3.01   GENERAL POWERS.....................................     8
     Section 3.02   NUMBER.............................................     8
     Section 3.03   ELECTION OF DIRECTORS..............................     8
     Section 3.04   INTENTIONALLY OMITTED..............................     9
     Section 3.05   RESIGNATIONS.......................................     9
     Section 3.06   VACANCIES..........................................     9
     Section 3.07   PLACE OF MEETING; TELEPHONE CONFERENCE MEETING.....     9

     Section 3.08   FIRST MEETING......................................    10
     Section 3.09   REGULAR MEETINGS...................................    10
     Section 3.10   SPECIAL MEETINGS...................................    10
     Section 3.11   QUORUM AND ACTION..................................    10
     Section 3.12   ACTION BY CONSENT..................................    10
     Section 3.13   COMPENSATION.......................................    10
     Section 3.14   COMMITTEES.........................................    11
     Section 3.15   OFFICERS OF THE BOARD..............................    11

ARTICLE IV - OFFICERS..................................................    11

     Section 4.01   OFFICERS...........................................    11
     Section 4.02   ELECTION...........................................    12
     Section 4.03   SUBORDINATE OFFICERS...............................    12
     Section 4.04   REMOVAL AND RESIGNATION............................    12
     Section 4.05   VACANCIES..........................................    12
     Section 4.06   CHIEF EXECUTIVE OFFICER............................    12
     Section 4.07   PRESIDENT..........................................    12
     Section 4.08   VICE PRESIDENT.....................................    13
     Section 4.09   SECRETARY..........................................    13
     Section 4.10   TREASURER..........................................    13

ARTICLE V - SHARES AND THEIR TRANSFER..................................    14

     Section 5.01   CERTIFICATES FOR STOCK.............................    14
     Section 5.02   TRANSFER OF STOCK..................................    14
     Section 5.03   REGULATIONS........................................    15
     Section 5.04   LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES.    15
     Section 5.05   RECORD DATE........................................    15
     Section 5.06   REPRESENTATION OF SHARES OF OTHER CORPORATIONS.....    15
     Section 5.07   STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES.    15

ARTICLE VI - INDEMNIFICATION...........................................    16

     Section 6.01   ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE
                    CORPORATION........................................    16
     Section 6.02   ACTIONS BY OR IN THE RIGHT OF THE CORPORATION......    16
     Section 6.03   DETERMINATION OF RIGHT OF INDEMNIFICATION..........    17
     Section 6.04   INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL
                    PARTY..............................................    17
     Section 6.05   ADVANCE OF EXPENSES................................    17
     Section 6.06   INSURANCE..........................................    17

     Section 6.07   CONSTITUENT CORPORATIONS...........................    17
     Section 6.08   OTHER ENTERPRISES..................................    18
     Section 6.09   BROADEST LAWFUL INDEMNIFICATION....................    18
     Section 6.10   NON-EXCLUSIVITY....................................    19
     Section 6.11   SEVERABILITY.......................................    19
     Section 6.12   AMENDMENTS.........................................    19

ARTICLE VII - MISCELLANEOUS............................................    19

     Section 7.01   SEAL...............................................    19
     Section 7.02   WAIVER OF NOTICES..................................    20
     Section 7.03   LOANS AND GUARANTIES...............................    20
     Section 7.04   GENDER.............................................    20
     Section 7.05   AMENDMENTS.........................................    20

                             AMENDED AND RESTATED
                                    BYLAWS

                                      of

                          RENTAL SERVICE CORPORATION
                            a Delaware Corporation


I


                                    OFFICES



          Section 1.01 REGISTERED OFFICE. The registered office of Rental Service Corporation (hereinafter called the "Corporation") shall be at such place in the State of Delaware as shall be designated by the Board of Directors (hereinafter called the "Board").

          Section 1.02 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of Delaware, as shall be designated by the Board.

          Section 1.03 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.


II


                           MEETINGS OF STOCKHOLDERS



          Section 2.01 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

          Section 2.02 SPECIAL MEETINGS. Except as otherwise required by law and subject to any provision fixed by, or pursuant to, the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board pursuant to a resolution approved by a majority of the entire Board, or by the Chairman of the Board or the Chief Executive Officer of the Corporation or by a committee of the Board (duly authorized and empowered by the Board to call such meetings), but such special meetings shall not be called by any other person or persons.

          Section 2.03 PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meetings and specified in the respective notices or waivers of notice thereof. In the absence of any such designation, stockholders' meetings shall be held at the principal executive offices of the Corporation.


          Section 2.04 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

          Section 2.05 QUORUM. The holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, a majority of the voting stock represented in person or by proxy may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment if for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

          Section 2.06  VOTING.

               (a) At each meeting of the stockholders, each stockholder shall be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation which has voting rights on the matter in question, unless the question is one upon which by express provision of Statute or the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.


          Section 2.07 LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any stockholder who is present.

          Section 2.08 INSPECTOR OF ELECTION. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint an inspector or inspectors of election to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation.
Inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he shall have a material interest.


          Section 2.09  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

          (A)  Annual Meetings of Stockholders.
               -------------------------------

               (1) Nominations of persons for election to the Board of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.09 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.09.

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this Section 2.09, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

               (3)  Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Section 2.09 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.09 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth
(10th) day following the day on which such public announcement is first made by the Corporation.


          (B)  Special Meetings of Stockholders.  Only such business shall be
               --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that the directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.09 is delivered to the Secretary of the Corporation, who shall be entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section
2.09. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 2.09 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder's notice as described above.


          (C)  General.
               -------

               (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.09 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.09. Except as otherwise provided by law or the Certificate of Incorporation, the chairman of the meeting shall have the power and duty to (a) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.09 and (b) if any proposed nomination or business is not in compliance with this Section 2.09 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder's proposal in compliance with such stockholder's representation required by clause (c)(iv) of Section (A)(2) of this By-Law), to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.


               (2) For purposes of this Section 2.09, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Section 2.09, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.09. Nothing in this Section 2.09 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances."



          Section 2.10  STOCKHOLDER ACTION WITHOUT MEETINGS.  Subject to Section
2.11 hereof, unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section 2.11  CONSENTS TO CORPORATE ACTION.


          (A)  Record Date.  The record date for determining stockholders
               -----------
entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under this Section 2.11. Any person seeking to have the stockholders of the Corporation authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within ten (10) days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 2.11(B)(2) below unless prior action by the Board is required under the General Corporation Law of the State of Delaware, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

          (B)  Procedures.


               (1) Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 2.11 as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 2.11, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous Consent shall be given to those stockholders who have not consented in writing.

               (2) A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded. Delivery to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

               (3) Consents shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the General Corporation Law of the State of Delaware. Consents may be revoked by written notice (a) to the Corporation, (b) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent (the "Soliciting Stockholders"), or (c) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

               (4) Within ten (10) business days after receipt of the earliest dated Consent delivered to the Corporation in the manner provided in Section 228(c) of the General Corporation Law of the State of Delaware or the determination by the Board of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary of the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the Consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the Consents delivered to the Corporation in accordance with this Section 2.11 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 2.11(B)(4) shall be construed in any way to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

               (5) Following appointment of the inspectors, Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Stockholder or their proxy solicitors or other designated agents. As soon as practicable following the earlier of (a) the receipt by the inspectors, a copy of which shall be delivered to the Corporation, of any written demand by the Soliciting Stockholders of the Corporation, or (b) sixty (60) days after the date of the earliest dated Consent delivered to the Corporation in the manner provided in Section 228(c) of the General Corporation Law of the State of Delaware, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating the number of valid and unrevoked Consents received and whether, based on the preliminary count, the requisite number of valid and unrevoked Consents has been obtained to authorize or take the action specified in the Consents.

               (6) Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting Stockholders shall have forty-eight (48) hours to review the Consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within forty-eight (48) hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked Consents was obtained to authorize and take the action specified in the Consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within forty-eight (48) hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus any change in the vote total as a result of the challenge and a certification of whether the requisite number of valid and unrevoked Consents was obtained to authorize or take the action specified in the Consents."


III


                              BOARD OF DIRECTORS



          Section 3.01 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation, except such as are by the Certificate of Incorporation, by these Bylaws or by law conferred upon or reserved to the stockholders.

          Section 3.02 NUMBER. The authorized number of directors of the Corporation shall be not less than four (4) nor more than sixteen (16) until changed by amendment of these Bylaws. The exact number of directors shall be fixed, within the limits specified, by resolution duly adopted by the Board of Directors. The initial number of directors shall be seven (7) until changed as provided in this Section 3.02. Directors need not be stockholders of the Corporation.

          Section 3.03 ELECTION OF DIRECTORS. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.06 of this Article, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board may be removed, with or without cause, from the Board at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

          SECTION 3.04  INTENTIONALLY OMITTED.

          Section 3.05 RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


          Section 3.06 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy shall hold office until the next annual election of directors and his successor shall have been elected and shall qualify or until he shall resign or shall have been removed. If there are no directors in office, then an election of directors may be held in the manner prescribed by statute. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of this term of office. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding have the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

          Upon the resignation of one or more directors from the Board, effective at future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

          Section 3.07 PLACE OF MEETING; TELEPHONE CONFERENCE MEETING. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board, or any committee designated by the Board, by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

          Section 3.08 FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.


          Section 3.09 REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.


          Section 3.10 SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chief Executive Officer or Chairman of the Board on forty-eight hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the Secretary in like manner or on like notice on the written request of the sole director.

          Section 3.11 QUORUM AND ACTION. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. If only one director is authorized, such sole director shall constitute a quorum. The directors shall act only as a Board, and the individual directors shall have no power as such.

          Section 3.12 ACTION BY CONSENT. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

          Section 3.13 COMPENSATION. No stated salary need be paid to directors, as such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors' fees, compensation and reimbursement for expenses for attendance at directors' meetings, for serving on committees and for discharging their duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 3.14 COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. Any such committee shall keep written minutes of its meetings and report the same to the Board when required.


          In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

          A majority of the members, or replacements thereof, of any such committee shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the members, or replacements thereof, of any such committee shall be regarded as the act or decision of the entire committee.

          Section 3.15 OFFICERS OF THE BOARD. The Board shall have a Chairman of the Board and may, at the discretion of the Board, have one or more Vice Chairmen. The Chairman of the Board and the Vice Chairmen shall be appointed from time to time by the Board and shall have such powers and duties as shall be designated by the Board.


IV


                                   OFFICERS

          Section 4.01 OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer or a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 4.03 of these Bylaws. One person may hold two or more offices, except that the Secretary may not also hold the office of President. The salaries of all officers of the Corporation shall be fixed by the Board.

          Section 4.02 ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05 of these Bylaws, shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or until his successor shall be elected and qualified.

          Section 4.03 SUBORDINATE OFFICERS. The Board may appoint, or may authorize the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board or the President from time to time may specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

          Section 4.04 REMOVAL AND RESIGNATION. Any officer may be removed, with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by the Chief Executive Officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 4.05 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for the regular appointments to such office.

          Section 4.06 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of stockholders and the Board.
He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board or as prescribed by the Bylaws. In the absence or disability of the President, the Chief Executive Officer, in addition to his assigned duties and powers, shall perform all the duties of the President and when so acting shall have all the powers and be subject to all restrictions upon the President.

          Section 4.07 PRESIDENT. The President shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Chief Executive Officer (unless the President is also the Chief Executive Officer) or by the Board or as is prescribed by the Bylaws. In the absence or disability of the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer.

          Section 4.08 VICE PRESIDENT. The Vice President(s), if any, shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as from time to time may be assigned to each of them by the President, by the Chief Executive Officer, by the Board or as is prescribed by the Bylaws. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the President and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.

          Section 4.09 SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office for the transaction of the business of the Corporation, or such other place as the Board may order, of all meetings of directors or stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

          The Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.10 of these Bylaws, or if he shall fail to give notice of any special meeting of the stockholders called by one or more of the persons identified in Section 2.02 of these Bylaws, then any such person or persons may give notice of any such special meeting.

          Section 4.10 TREASURER. The Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of capital, shall be classified according to source and shown in a separate account. The books of account at all reasonable times shall be open to inspection by any director.

          The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President, to the Chief Executive Officer and to the directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. If required by the Board, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of his duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.


V

                           SHARES AND THEIR TRANSFER


          Section 5.01 CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing the shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been cancelled, except in cases provided for in Section 5.04 of these Bylaws.

          Section 5.02 TRANSFER OF STOCK. Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 5.03 of these Bylaws, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

          Section 5.03 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

          Section 5.04 LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

          Section 5.05 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          Section 5.06 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

          Section 5.07 STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


VI

                                INDEMNIFICATION


          Section 6.01 ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.


          Section 6.02 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 6.03 DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 6.01 or 6.02 of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.01 and 6.02 of these Bylaws. Such determination shall be made (i) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          Section 6.04 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article VI, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 or 6.02 of these Bylaws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 6.05 ADVANCE OF EXPENSES. Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys' fees) incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

          Section 6.06 INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

          Section 6.07  CONSTITUENT CORPORATIONS.  For the purposes of this
Article VII, references to "the Corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          Section 6.08 OTHER ENTERPRISES. For the purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

          Section 6.09 BROADEST LAWFUL INDEMNIFICATION. In addition to the foregoing, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of indemnification than is permitted to the Corporation prior to such amendment or change), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of payment of expenses incurred in advance of the final disposition of an action, suit or proceeding than is permitted to the Corporation prior to such amendment or change), pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this Section 6.09. The first sentence of this Section 6.09 to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation's securities within the meaning of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful; provided, however, that the Corporation shall perform its obligations under the second sentence of this Section 6.09 on behalf of such person until such time as it shall be ultimately determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized by the first sentence of this Section 6.09 by virtue of any of the preceding clauses (i), (ii), (iii), (iv) or (v).

          Section 6.10  NON-EXCLUSIVITY.  The indemnification provided by this
Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 6.11 SEVERABILITY. If any part of this Article VI shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director, employee or agent to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

          Section 6.12 AMENDMENTS. The foregoing provisions of this Article VI shall be deemed to constitute an agreement between the Corporation and each of the persons entitled to indemnification hereunder, for as long as such provisions remain in effect. Any amendment to the foregoing provisions of this
Article VII which limits or otherwise adversely affects the scope of indemnification or rights of any such persons hereunder shall, as to such persons, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment is given to the person or persons whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of such persons hereunder. Any person entitled to indemnification under the foregoing provisions of this
Article VI shall, as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as Bylaws of the Corporation without such amendment.


VII

                                 MISCELLANEOUS

          Section 7.01 SEAL. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and showing the year of incorporation.

          Section 7.02 WAIVER OF NOTICES. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

          Section 7.03 LOANS AND GUARANTIES. The Corporation may lend money to, or guarantee any obligation of, and otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or of its subsidiaries, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

          Section 7.04 GENDER. All personal pronouns used in these Bylaws shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

          Section 7.05 AMENDMENTS. These Bylaws, or any of them, may be rescinded, altered, amended or repealed, and new Bylaws may be made (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board or (ii) by the stockholders, by the vote of sixty-six and two-thirds percent (66_%) of the outstanding shares of voting stock of the Corporation, at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting; provided, however, that Section 2.02 of these Bylaws can only be amended if that Section as amended would not conflict with the Corporation's Certificate of Incorporation. Any Bylaw made or altered by the stockholders may be altered or repealed by the Board or may be altered or repealed by the stockholders.